Exhibit 10.3

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”) to that certain Employment Agreement effective as of April 4, 2011 by and between Sprint Nextel Corporation (the “Company” and Joseph J. Euteneuer (the “Agreement”) is entered into on this 20th day of November, 2012. Certain capitalized terms shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Company and the Executive desire to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Executive hereby amend the Agreement as follows:

1.	Effective as of November 6, 2012, Section 11(b) of the Agreement is replaced in its entirety by the following:

(b)    A “Competitor” is any entity doing business directly or indirectly (e.g., as an owner, investor, provider of capital or otherwise) in the United States including any territory of the United States (the “Territory”) that provides wireless products and/or services that are the same or similar to the wireless products and/or services that are currently being provided at the time of Executive's termination or that were provided by the Company Group during the two-year period prior to the Executive's termination of employment with the Company Group; provided, however, that during the Restricted Period neither CenturyLink, Inc. (“CenturyLink”) nor Qwest Communications International, Inc. (“Qwest”), either as a combined entity or, should the foregoing companies separate, separate entities, shall be considered a “Competitor.”
In all other respects, the terms, conditions and provisions of the Agreement shall remain the same.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by an officer pursuant to the authority of its Board, and the Executive has executed this Amendment, as of the day and year first written above.

SPRINT NEXTEL CORPORATION

/s/ Sandra J. Price
By: Sandra J. Price,
Senior Vice President, Human Resources

EXECUTIVE

/s/ Joseph J. Euteneuer
Joseph J. Euteneuer